As filed with the Securities and Exchange Commission on June 18, 2004
Registration No. 333-108780

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 8

TO
Form S-11
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in its Governing Instrument)

2800 Post Oak Boulevard, Suite 5000

Houston, Texas 77056-6118
(888) 220-6121
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles M. Baughn, Chief Executive Officer

2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
(713) 621-8000
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Curtis B. Anderson

Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201-2980
(214) 953-6500

      Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount being	Offering Price	Aggregate Offering	Amount of
Title of Securities being Registered	Registered	Per Share	Price	Registration Fee

Common Stock, par value $0.001 per share	200,000,000	$10.00	$2,000,000,000	$161,800.00

Common Stock, par value $0.001 per share(1)	20,000,000	$ 9.50	$ 190,000,000	$ 15,775.50

(1)	Represents shares issuable pursuant to the registrant’s dividend reinvestment program.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

     This Amendment No. 8 to Registration Statement on Form S-11 (No. 333-108780) is filed solely to add an exhibit not previously filed with respect to such Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

      All capitalized terms used and not defined in Part II of this registration statement shall have the meanings assigned to them in the prospectus which forms a part of this registration statement.

Item 31.     Other Expenses of Issuance and Distribution

      The following is a statement of estimated expenses to be incurred by Hines Real Estate Investment Trust, Inc. in connection with the issuance and distribution of the securities being registered pursuant to this registration statement. All amounts are estimated except the Securities Act registration fee and the NASD filing fee.

Amount

Securities Act registration fee	$177,576
NASD filing fee	$30,500
Blue sky qualification fees and expenses	$212,500
Printing and engraving fees and expenses	$3,324,046
Legal fees and expenses	$2,422,135
Accounting fees and other professional expenses	$1,092,250
Transfer agent and escrow fees	$631,608
Educational conferences and seminars	$6,960,375
Sales and advertising expenses	$5,987,300
Miscellaneous	$23,049,210

Total	$43,887,500

Item 32.     Sales to Special Parties

      Not applicable.

Item 33.     Recent Sales of Unregistered Securities

      Hines Real Estate Investment Trust, Inc. issued 1,000 common shares to Hines REIT Investor, L.P., in exchange for an investment of $10,000 in connection with the formation of Hines REIT in August 2003 in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. There have been no other sales of unregistered securities within the past three years.

Item 34.     Indemnification of Directors and Officers

      The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgement as being material to the cause of action.

      Subject to the conditions set forth in this Item, our articles of incorporation provide that Hines REIT shall indemnify and hold harmless, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the MGCL, and pay, advance or reimburse the reasonable expenses of any director or officer of Hines REIT (each an “Indemnified Party”), against any and all losses or liabilities reasonably incurred by any such person in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacities. Under our articles of incorporation, we shall not indemnify any Indemnified Party for any liability or loss suffered by such Indemnified Party, nor shall it provide that such Indemnified Party be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the Indemnified Party determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the Indemnified Party was acting on behalf of or performing services for us; (iii) such liability or loss was not the result of negligence or misconduct by such Indemnified Party except in the event that the Indemnified Party, is or was an independent director, such liability or loss was not the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

      Notwithstanding the foregoing, we shall not indemnify any Indemnified Party or any person acting as a broker-dealer, for any loss, liability or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws. Our articles of incorporation provide that the advancement of our funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only in accordance with Section 2-418 of the MGCL, and only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party on behalf us; (ii) the legal action is initiated by a third party who is not a shareholder of ours or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Party is found not to be entitled to indemnification.

      The MGCL requires a Maryland corporation (unless its articles of incorporation provide otherwise, which our articles of incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgements, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not provide indemnification for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by our bylaws; and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

      Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under our articles of incorporation or bylaws, or under resolutions of shareholders or directors, contract or otherwise. We intend to enter into separate indemnification agreements with each of our directors and certain of our executive officers. The indemnification agreements will require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law and our articles of incorporation, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the articles of incorporation and bylaws, as a contract, it cannot be unilaterally modified by the board of directors or by the shareholders to eliminate the rights it provides. We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or bylaws will apply to or affect, in any respect, any Indemnified Party’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

      To the extent that the indemnification may apply to liabilities arising under the Securities Act, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

Item 35.     Treatment of Proceeds from Stock Being Registered

      Not applicable.

Item 36.     Financial Statements and Exhibits

      (a) Financial Statements:

Consolidated Financial Statements — Hines Real Estate Investment Trust, Inc. — Three months ended March 31, 2004 (unaudited) and the Period from August 5, 2003 to December 31, 2003:

Consolidated Balance Sheet

Consolidated Statement of Operations

Consolidated Statement of Shareholder’s Deficit

Consolidated Statement of Cash Flows

Notes to Consolidated Financial Statements

Statements of Revenues and Certain Operating Expenses: 425 Lexington Avenue — Three months ended March 31, 2004 (unaudited) and the Periods from August 19, 2003 to December 31, 2003, and from January 1, 2003 to August 18, 2003, and the Years ended December 31, 2002 and 2001

Notes to Statements of Revenues and Certain Operating Expenses

Statements of Revenues and Certain Operating Expenses: 499 Park Avenue — Three months ended March 31, 2004 (unaudited) and the Periods from August 19, 2003 to December 31, 2003, and from January 1, 2003 to August 18, 2003, and the Years ended December 31, 2002 and 2001

Notes to Statements of Revenues and Certain Operating Expenses

Statements of Revenues and Certain Operating Expenses: 1200 19th and M Street — Three months ended March 31, 2004 (unaudited) and the Periods from August 19, 2003 to December 31, 2003, and from January 1, 2003 to August 18, 2003, and the Years ended December 31, 2002 and 2001

Notes to Statements of Revenues and Certain Operating Expenses

Statements of Revenues and Certain Operating Expenses: 600 Lexington Avenue — Periods from February 2, 2004 to March 31, 2004 (unaudited), January 1, 2004 to February 1, 2004 (unaudited) and the Years ended December 31, 2003, 2002 and 2001

Statements of Revenues and Certain Operating Expenses: 910 Louisiana — Three months ended March 31, 2004 (unaudited) and the Years ended December 31, 2003, 2002 and 2001

Statements of Revenues and Certain Operating Expenses: 777 Walker — Three months ended March 31, 2004 (unaudited) and the Years ended December 31, 2003, 2002 and 2001

Notes to Statements of Revenues and Certain Operating Expenses

Unaudited Pro Forma Consolidated Financial Statements: Hines Real Estate Investment Trust, Inc. — March 31, 2004 and December 31, 2003

Unaudited Pro Forma Consolidated Balance Sheet

Unaudited Pro Forma Consolidated Statements of Operations

Unaudited Note to Pro Forma Consolidated Financial Statements

      (b) Exhibits:

      The following documents are filed as exhibits to this registration statement:

Exhibit
Number		Description

1.1	‡	Dealer Manager Agreement between Hines Real Estate Investment Trust, Inc. and Hines Real Estate Securities, Inc.
3.1	‡	Amended and Restated Articles of Incorporation of Hines Real Estate Investment Trust, Inc.
3.2	‡	Amended and Restated Bylaws of Hines Real Estate Investment Trust, Inc.
4.1	‡	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix B to this prospectus).
5.1	‡	Opinion of Baker Botts L.L.P. as to the legality of the securities offered hereby.
8.1	‡	Opinion of Baker Botts L.L.P. as to tax matters.
10.1	‡	Amended and Restated Agreement of Limited Partnership of Hines REIT Properties, L.P.
10.2	‡	Form of Property Management and Leasing Agreement between Hines REIT Properties, L.P. and Hines Interests Limited Partnership.
10.3	‡	Advisory Agreement among Hines REIT Properties, L.P., Hines Advisors Limited Partnership and Hines Real Estate Investment Trust, Inc.
10.4	‡	Employee and Director Incentive Share Plan of Hines Real Estate Investment Trust, Inc.
10.5	‡	Hines Real Estate Investment Trust, Inc. Dividend Reinvestment Plan (included as Appendix C to the this prospectus).
10.6	‡	Third Amended and Restated Agreement of Limited Partnership of Hines-Sumisei U.S. Core Office Fund, LP.
10.7	‡	Second Amended and Restated Declaration of Trust of Hines-Sumisei NY Core Office Trust.
10.8	‡	Amended and Restated Bylaws of Hines-Sumisei NY Core Office Trust.
10.9	‡	Amended and Restated Master Agreement dated as of March 31, 2003, among Hines Interests Limited Partnership, Hines US Core Office Properties LP and Sumitomo Life Realty (N.Y.), Inc., as amended.
10.1	0‡	Amended and Restated Shareholder Agreement dated as of December 23, 2003, by and among General Motors Investment Management Corporation, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust and various shareholders to Hines-Sumisei NY Core Office Trust.

Exhibit
Number		Description

10.1	1‡	Amended and Restated Investor Rights Agreement dated as of December 23, 2003, among Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust, General Motors Investment Management Corporation, and various shareholders to Hines-Sumisei NY Core Office Trust.
10.1	2‡	Amended and Restated Organization Agreement for Hines-Sumisei NY Core Office Trust, dated as of December 23, 2003, by and among General Motors Investment Management Corporation, Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., Hines Sumisei NY Core Office Trust and various shareholders to Hines-Sumisei NY Core Office Trust.
10.1	3‡	Declaration of Trust of Hines-Sumisei NY Core Office Trust II.
10.1	4‡	Bylaws of Hines-Sumisei NY Core Office Trust II.
10.1	5‡	Shareholder Agreement for Hines-Sumisei NY Core Office Trust II, dated as of February 2, 2004, by and among General Motors Investment Management Corporation, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust II and certain shareholders of Hines-Sumisei NY Core Office Trust II.
10.1	6‡	Subscription Agreement for Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II, dated as of February 2, 2004, by and among General Motors Investment Management Corporation, Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust, Hines-Sumisei NY Core Office Trust II and various shareholders of Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II.
10.1	7‡	Subscription Agreement dated as of September 11, 2003 between Hines REIT Properties, L.P. and Hines Real Estate Holdings Limited Partnership.
10.1	8‡	Agreement, dated as of June 3, 2004, between Hines REIT Properties, L.P., Hines U.S. Core Office Capital Associates II Limited Partnership and Hines-Sumisei U.S. Core Office Fund, L.P.
10.1	9‡	Amended and Restated Escrow Agreement between Hines Real Estate Investment Trust, Inc. and Wells Fargo Bank, National Association.
10.2	0‡	Articles of Amendment of the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust.
10.2	1‡	Articles of Amendment of the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust II.
16.1	‡	Letter of Ernst & Young LLP dated December 23, 2003 regarding change in certifying accountant.
21.1	‡	List of Subsidiaries of Hines Real Estate Investment Trust, Inc.
23.1	‡	Consent of Deloitte & Touche LLP.
23.2	‡	Consent of KPMG LLP.
23.3	‡	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
23.4	‡	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1).
23.5	‡	Consent of George A. Davis.
23.6	‡	Consent of Thomas A. Hassard.
23.7	‡	Consent of Stanley D. Levy.
23.8	‡	Consent of KPMG LLP.
23.9	†	Consent of Baker Botts L.L.P.
24.1	‡	Power of Attorney of certain signatories (included in signature page of this registration statement).

‡	Previously filed

†	Filed herewith.

Item 37.     Undertakings

      (a) The registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

      (b) The registrant undertakes: (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (c) The registrant undertakes to send to each shareholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

      (d) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

      (e) The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

      (f) The registrant undertakes to file the financial statements as required by Form 10-K for the first full fiscal year of operations and to provide to the shareholders the financial statements required by Form 10-K for such year.

      (g) The registrant undertakes to furnish to each shareholder, within sixty (60) days after the close of each quarterly period, a copy of each report on Form 10-Q which is required to be filed with the Commission or a quarterly report containing at least as much information as the report on Form 10-Q.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAM

      Table VI presents information concerning the acquisition of properties during the three years ended December 31, 2003 by prior programs sponsored by Hines. For development properties acquired, the contract purchase price includes all acquisition and development costs incurred through December 31, 2003.

			Original
Property and	Gross Leasable		mortgage	Cash down
location	Space (sq. ft.)	Date of Purchase(1)	financing	payment (equity)

Acquisitions:
National Office Partners Limited Partnership:
Stoneridge, Pleasanton, CA	559,829	Jan-01	—	142,449,000
Hines-Sumisei NY Office Trust:
425 Lexington, New York, NY	675,678	Aug-03	194,874,000	162,610,632
499 Park, New York, NY	280,560	Aug-03	83,379,000	69,945,730
1200 19th Street, Washington, DC	236,436	Aug-03	38,152,000	29,516,243
Hines Corporate Properties, LLC:
Capital Gateway, Bethesda, MD	574,432	Mar-01	—	119,584,071
Hines Suburban Office Venture LLC:
Manhattan Towers, Manhattan Beach, CA	309,705	Nov-02	42,500,000	21,661,210
Ashford Perimeter, Atlanta, GA	556,656	Aug-03	27,000,000	10,780,298
Emerging Markets Real Estate Fund II*:
Millenium Tower, Beijing, China	591,177	Oct-01	66,000,000	32,882,796
Hines Acquisition Fund*:
Atlanta Financial Center, Atlanta, GA	889,000	Apr-01	76,189,905	77,810,095
321 North Clark Realty LLC:
Quaker Tower, Chicago, IL	900,000	Apr-01	—	133,335,000
Developments:
National Office Partners Limited Partnership:
191 North Wacker, Chicago, IL	731,783	n/a	—	143,400,000
JP Morgan Chase, San Francisco, CA	667,782	Mar-02	—	199,700,000
IDX Tower, Seattle, WA	845,533	Jun-03	—	207,800,000
1180 Peachtree, Atlanta, GA	682,788	n/a	—	24,100,000
Hines 1999 U.S. Office Development Fund LP:
2525 Ponce de Leon, Coral Gables, FL	252,956	n/a	—	21,882,275
Hines European Development Fund LP:
Bergognone, Milan, Italy	21,892	Dec-02	34,698,232	11,318,400
Boulogne Master Plan, Paris, France	1,000,000	Nov-02	—	23,894,400
Queen Victoria Street, London, England	88,465	Nov-02	—	27,274,800
Hines Corporate Properties LLC:
Mitretek HQ, Falls Church, VA	252,613	Jan-02	—	60,331,106
Computer Associates Plaza, Dallas, TX	215,499	Jan-02	—	42,071,732
Pleasanton Corporate Commons, Pleasanton, CA	595,608	various	—	130,543,318
Emerging Markets Real Estate Fund I*:
Guadalajara I, Guadalajara, Mexico	686,843	Mar-01	—	26,167,788

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Contract purchase	Other cash	Other cash
Property and	price plus	expenditures	expenditures	Total cost
location	acquisition fee	expensed	capitalized	of property

Acquisitions:
National Office Partners Limited Partnership:
Stoneridge, Pleasanton, CA	142,449,000	—	387,000	142,836,000
Hines-Sumisei NY Office Trust:
425 Lexington, New York, NY	346,000,000	58,311	6,346,048	352,404,358
499 Park, New York, NY	147,800,000	29,604	3,412,101	151,241,705
1200 19th Street, Washington, DC	66,500,000	16,176	813,069	67,329,245
Hines Corporate Properties, LLC:
Capital Gateway, Bethesda, MD	119,584,071	—	—	119,584,071
Hines Suburban Office Venture LLC:
Manhattan Towers, Manhattan Beach, CA	64,161,210	(296,452)	646,327	64,511,085
Ashford Perimeter, Atlanta, GA	37,780,298	(171,286)	(749,374)	36,859,638
Emerging Markets Real Estate Fund II*:
Millenium Tower, Beijing, China	98,882,796	6,725	2,155,018	101,044,539
Hines Acquisition Fund*:
Atlanta Financial Center, Atlanta, GA	154,000,000	—	1,236,604	155,236,604
321 North Clark Realty LLC:
Quaker Tower, Chicago, IL	133,335,000	—	1,171,084	134,506,084
Developments:
National Office Partners Limited Partnership:
191 North Wacker, Chicago, IL	143,400,000	—	—	143,400,000
JP Morgan Chase, San Francisco, CA	199,700,000	—	—	199,700,000
IDX Tower, Seattle, WA	207,800,000	—	—	207,800,000
1180 Peachtree, Atlanta, GA	24,100,000	—	—	24,100,000
Hines 1999 U.S. Office Development Fund LP:
2525 Ponce de Leon, Coral Gables, FL	21,882,275	—	—	21,882,275
Hines European Development Fund LP:
Bergognone, Milan, Italy	46,016,632	—	12,576	46,029,208
Boulogne Master Plan, Paris, France	23,894,400	—	—	23,894,400
Queen Victoria Street, London, England	27,274,800	—	9,452	27,284,252
Hines Corporate Properties LLC:
Mitretek HQ, Falls Church, VA	60,331,106	—	—	60,331,106
Computer Associates Plaza, Dallas, TX	42,071,732	—	—	42,071,732
Pleasanton Corporate Commons, Pleasanton, CA	130,543,318	—	—	130,543,318
Emerging Markets Real Estate Fund I*:
Guadalajara I, Guadalajara, Mexico	26,167,788	619,754	1,373,882	28,161,424

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAM

			Original
Property and	Gross Leasable		mortgage	Cash down
location	Space (sq. ft.)	Date of Purchase(1)	financing	payment (equity)

Metropolitan, Warsaw, Poland	409,622	n/a	—	88,673,973
Emerging Markets Real Estate Fund II*:
Guadalajara II, Guadalajara, Mexico	1,291,200	n/a	—	28,542,599
George-Brauchle Ring, Munich, Germany	777,302	n/a	—	284,934,491
Torre Almirante, Rio de Janeiro, Brazil	441,461	n/a	—	38,421,403
Ducat Place III, Moscow, Russia	319,572	n/a	—	20,042,347
Park Avenue, Beijing, China	2,129,119	n/a	—	78,330,843
Perimeter Summit Parcel 2 Limited Partnership:
2002 Summit, Atlanta, GA	390,000	Dec-02	39,244,809	21,193,080
One Overton Park LLC:
One Overton Park, Atlanta, GA	380,000	Mar-02	24,069,568	30,226,500
Woodfield Preserve Phase II LLC:
Woodfield Preserve II, Schaumburg, IL	320,000	Jul-01	28,210,000	31,790,000
Two Detroit Center Garage Limited Partnership:
Comerica Garage, Detroit, MI	1,000 spaces	Jun-02	26,605,000	2,435,000
HMS Oyster Point LLC:
Oyster Point, San Francisco, CA	20 acres	n/a	—	39,215,301
717 Texas Limited Partnership:
717 Texas, Houston, TX	702,000	n/a	82,336,705	47,357,142
Hines Monthisa UTE:
Edificio Portico, Madrid, Spain	225,000	n/a	—	49,278,691
One South Dearborn Holdings LLC:
One South Dearborn, Chicago, Illinois	820,000	Sep-03	34,691,503	3,600,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

	TABLE VI

	ACQUISITIONS OF PROPERTIES BY PROGRAM

	Contract purchase	Other cash	Other cash
Property and	price plus	expenditures	expenditures	Total cost
location	acquisition fee	expensed	capitalized	of property

Metropolitan, Warsaw, Poland	88,673,973	461,016	2,984,958	92,119,947
Emerging Markets Real Estate Fund II*:
Guadalajara II, Guadalajara, Mexico	28,542,599	3,322,871	—	31,865,470
George-Brauchle Ring, Munich, Germany	284,934,491	124,789	2,801,327	287,860,607
Torre Almirante, Rio de Janeiro, Brazil	38,421,403	16	1,948,217	40,369,636
Ducat Place III, Moscow, Russia	20,042,347	140,118	11,309	20,193,774
Park Avenue, Beijing, China	78,330,843	1,012,571	739,158	80,082,572
Perimeter Summit Parcel 2 Limited Partnership:
2002 Summit, Atlanta, GA	60,437,889	—	—	60,437,889
One Overton Park LLC:
One Overton Park, Atlanta, GA	54,296,068	—	1,347,935	55,644,003
Woodfield Preserve Phase II LLC:
Woodfield Preserve II, Schaumburg, IL	60,000,000	—	—	60,000,000
Two Detroit Center Garage Limited Partnership:
Comerica Garage, Detroit, MI	29,040,000	—	—	29,040,000
HMS Oyster Point LLC:
Oyster Point, San Francisco, CA	38,550,746	664,555	—	39,215,301
717 Texas Limited Partnership:
717 Texas, Houston, TX	129,693,847	—	—	129,693,847
Hines Monthisa UTE:
Edificio Portico, Madrid, Spain	60,150,541	—	—	60,150,541
One South Dearborn Holdings LLC:
One South Dearborn, Chicago, Illinois	38,291,503	—	—	38,291,503

*	Please see the “Prior Performance Summary” for a description of legal entities included in this program.

(1)	Date of purchase disclosed for developments is the date of completion of the project. Additionally, development projects with dates designated as “n/a” were still under development as of December 31, 2003.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on June 18, 2004.

HINES REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ CHARLES N. HAZEN

Charles N. Hazen
President and Chief Operating Officer

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and officers of Hines Real Estate Investment Trust, Inc., a Maryland corporation, which is filing a registration statement on Form S-11 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitutes and appoints Sherri W. Schugart and Frank R. Apollo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

[Signature page follows]

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ JEFFREY C. HINES* Jeffrey C. Hines		Chairman of the Board of Directors	June 18, 2004

/s/ CHARLES M. BAUGHN* Charles M. Baughn		Chief Executive Officer	June 18, 2004

/s/ CHARLES N. HAZEN Charles N. Hazen		President and Chief Operating Officer	June 18, 2004

/s/ SHERRI W. SCHUGART Sherri W. Schugart		Chief Financial Officer	June 18, 2004

/s/ GEORGE A. DAVIS* George A. Davis		Director	June 18, 2004

/s/ THOMAS A. HASSARD* Thomas A. Hassard		Director	June 18, 2004

/s/ C. HASTINGS JOHNSON* C. Hastings Johnson		Director	June 18, 2004

/s/ STANLEY D. LEVY* Stanley D. Levy		Director	June 18, 2004

*By:	/s/ SHERRI W. SCHUGART Sherri W. Schugart Attorney-In-Fact

EXHIBIT INDEX

Exhibit
Number	Description

1.1‡	Dealer Manager Agreement between Hines Real Estate Investment Trust, Inc. and Hines Real Estate Securities, Inc.
3.1‡	Amended and Restated Articles of Incorporation of Hines Real Estate Investment Trust, Inc.
3.2‡	Amended and Restated Bylaws of Hines Real Estate Investment Trust, Inc.
4.1‡	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix B to this prospectus).
5.1‡	Opinion of Baker Botts L.L.P. as to the legality of the securities offered hereby.
8.1‡	Opinion of Baker Botts L.L.P. as to tax matters.
10.1‡	Amended and Restated Agreement of Limited Partnership of Hines REIT Properties, L.P.
10.2‡	Form of Property Management and Leasing Agreement between Hines REIT Properties, L.P. and Hines Interests Limited Partnership.
10.3‡	Advisory Agreement among Hines REIT Properties, L.P., Hines Advisors Limited Partnership and Hines Real Estate Investment Trust, Inc.
10.4‡	Employee and Director Incentive Share Plan of Hines Real Estate Investment Trust, Inc.
10.5‡	Hines Real Estate Investment Trust, Inc. Dividend Reinvestment Plan (included as Appendix C to the this prospectus).
10.6‡	Third Amended and Restated Agreement of Limited Partnership of Hines-Sumisei U.S. Core Office Fund, LP.
10.7‡	Second Amended and Restated Declaration of Trust of Hines-Sumisei NY Core Office Trust.
10.8‡	Amended and Restated Bylaws of Hines-Sumisei NY Core Office Trust.
10.9‡	Amended and Restated Master Agreement dated as of March 31, 2003, among Hines Interests Limited Partnership, Hines US Core Office Properties LP and Sumitomo Life Realty (N.Y.), Inc., as amended.
10.10‡	Amended and Restated Shareholder Agreement dated as of December 23, 2003, by and among General Motors Investment Management Corporation, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust and various shareholders to Hines-Sumisei NY Core Office Trust.
10.11‡	Amended and Restated Investor Rights Agreement dated as of December 23, 2003, among Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust, General Motors Investment Management Corporation, and various shareholders to Hines-Sumisei NY Core Office Trust.
10.12‡	Amended and Restated Organization Agreement for Hines-Sumisei NY Core Office Trust, dated as of December 23, 2003, by and among General Motors Investment Management Corporation, Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., Hines Sumisei NY Core Office Trust and various shareholders to Hines-Sumisei NY Core Office Trust.
10.13‡	Declaration of Trust of Hines-Sumisei NY Core Office Trust II.
10.14‡	Bylaws of Hines-Sumisei NY Core Office Trust II.
10.15‡	Shareholder Agreement for Hines-Sumisei NY Core Office Trust II, dated as of February 2, 2004, by and among General Motors Investment Management Corporation, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust II and certain shareholders of Hines-Sumisei NY Core Office Trust II.
10.16‡	Subscription Agreement for Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II, dated as of February 2, 2004, by and among General Motors Investment Management Corporation, Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust, Hines-Sumisei NY Core Office Trust II and various shareholders of Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II.

Exhibit
Number	Description

10.17‡	Subscription Agreement dated as of September 11, 2003 between Hines REIT Properties, L.P. and Hines Real Estate Holdings Limited Partnership.
10.18‡	Agreement, dated as of June 3, 2004, between Hines REIT Properties, L.P., Hines U.S. Core Office Capital Associates II Limited Partnership and Hines-Sumisei U.S. Core Office Fund, L.P.
10.19‡	Amended and Restated Escrow Agreement between Hines Real Estate Investment Trust, Inc. and Wells Fargo Bank, National Association.
10.20‡	Articles of Amendment of the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust.
10.21‡	Articles of Amendment of the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust II.
16.1‡	Letter of Ernst & Young LLP dated December 23, 2003 regarding change in certifying accountant.
21.1‡	List of Subsidiaries of Hines Real Estate Investment Trust, Inc.
23.1‡	Consent of Deloitte & Touche LLP.
23.2‡	Consent of KPMG LLP.
23.3‡	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
23.4‡	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1).
23.5‡	Consent of George A. Davis.
23.6‡	Consent of Thomas A. Hassard.
23.7‡	Consent of Stanley D. Levy.
23.8‡	Consent of KPMG LLP.
23.9†	Consent of Baker Botts L.L.P.
24.1‡	Power of Attorney of certain signatories (included in signature page of this registration statement).

‡	Previously filed

†	Filed herewith.